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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE



                                                           FOR IMMEDIATE RELEASE
                                                   For more information contact:
                                                  Geralyn DeBusk or Jeff Elliott
                                                  Halliburton Investor Relations
                                                                    972-458-8000


       DAVE & BUSTER'S ANNOUNCES CLOSING OF $30 MILLION PRIVATE PLACEMENT
                 OF CONVERTIBLE SUBORDINATED NOTES AND WARRANTS

DALLAS, August 7, 2003 -- Dave & Buster's, Inc. (NYSE: DAB) today announced the closing of its $30 million private placement of 5.0% convertible subordinated notes due 2008 and warrants to purchase 522,446 shares of its common stock at $13.46 per share.

The notes are fully redeemable by the company and are convertible into DAB common stock at a price of $12.92 per share. If fully converted, the notes will convert into 2,321,981 shares of the Company's common stock.

Dave & Buster's expects to use the proceeds from the offering to reduce its bank debt, for working capital purposes and for other capital expenditures, including the proposed purchase of the business of the Dave & Buster's complex in Toronto, Canada from its Canadian licensee.

"We have expressed on many occasions our desire to resume our new store expansion program next year," said Dave & Buster's CEO, Buster Corley. "We believe this transaction is the first step in the process of amending our bank agreement to allow us to make this happen."

"Despite the recent weakness in the economy and its impact on revenues, we are confirming our previously announced annual earnings guidance of $.77 to $.85 per diluted share, excluding the one-time charges associated with the Company's recent proxy contest," said W. C. Hammett, CFO of Dave & Buster's. "These costs were incurred in our second quarter ended August 3, 2003, and will be reported in our quarterly report on Form 10-Q for that period."

About Dave & Buster's
Founded in 1982, Dave & Buster's is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international development and license agreements for the Pacific Rim, Canada, the Middle East and Mexico. Further information, including the current investor presentation, can be found on the Company's Web site, www.daveandbusters.com.


                                     -more-


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DAVE & BUSTER'S CLOSES $30 MILLION PRIVATE PLACEMENT OF CONVERTIBLE SUBORDINATED
NOTES AND WARRANTS
August 7, 2003
Page 2



Forward-Looking Statements
Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.



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